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                                                                    Exhibit 21.1


                          LOGITECH INTERNATIONAL S.A.


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Subsidiary                                            Jurisdiction of Incorporation
----------                                            -----------------------------
Advanced Memory Systems Ltd.                          United Kingdom
Logi (U.K.) Ltd.                                      United Kingdom
Logi Computer & Software Vertriebs GmbH               Federal Republic of Germany
Logi Computer Peripherals (Malaysia) Sdn. Bhd.        Malaysia
LogiCool Co. Ltd.                                     Japan
Logitech (Jersey) Ltd.                                Jersey, Channel Islands
Logitech 3D Holding GmbH                              Federal Republic of Germany
Logitech AB                                           Sweden
Logitech Australia Computer Peripherals Pty Ltd.      Commonwealth of Australia
Logitech Canada Inc.                                  Canada
Logitech Far East Ltd.                                Taiwan, Republic of China
Logitech France SARL                                  Republic of France
Logitech Inc.                                         California, USA
Logitech Ireland Limited                              Ireland
Logitech Ireland Services Limited                     Ireland
Logitech Italia S.r.l.                                Republic of Italy
Logitech Northern Europe B.V.                         Kingdom of the Netherlands
Logitech S.A.                                         Switzerland
Logitech Singapore Pte. Ltd.                          Republic of Singapore
Logitech Trading S.A.                                 Switzerland
Natural Computing Inc. (Mauritius)                    Republic of Mauritius
Shanghai Logitech Computer Science Co. Ltd.           People's Republic of China
Shanghai Logitech Electronic Co., Ltd.                People's Republic of China
Suzhou Logitech Electronic Co., Ltd.                  People's Republic of China
Suzhou Natural Computing Equipment Co., Ltd.          People's Republic of China
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